PROXY CARD FOR
American Beacon Funds American Beacon Bridgeway Large Cap Growth II Fund (formerly the American Beacon Holland Large Cap Growth Fund) Proxy for a Special Meeting of Shareholders - December 14, 2017

The undersigned Shareholder(s) of the American Beacon Bridgeway Large Cap Growth II Fund (formerly the American Beacon Holland Large Cap Growth Fund), a series of American Beacon Funds ("Trust"), hereby appoint(s) Rosemary K. Behan (with full power of substitution), the proxy or proxies of the undersigned, to attend the Special Meeting of Shareholders of the American Beacon Bridgeway Large Cap Growth II Fund, to be held on Thursday, December 14, 2017 at 2:00 p.m., Central Time, at the Trust's office, located at 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039, and at any postponements or adjournments thereof ("Special Meeting"), to vote all of the shares of the American Beacon Bridgeway Large Cap Growth II Fund that the undersigned would be entitled to vote if personally present at the Special Meeting and on any other matters properly brought before the Special Meeting, all as set forth in the Notice of Special Meeting of Shareholders.

QUESTIONS ABOUT THIS PROXY? Should you have any questions about these proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-866-456-7938. Representatives are available 9:00 a.m – 5:00 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to be Held on Thursday, December 14, 2017: The Proxy Statement for the Special Meeting is available at: www.americanbeaconfunds.com/121417shmtg.aspx.

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

Please see the instructions below if you wish to vote online via the INTERNET, by AUTOMATED TOUCHTONE, by MAIL or by PHONE.   Please use whichever method is most convenient for you. If you choose to vote online via the internet, by automated touchtone, or by phone, you should not mail your proxy card. Please vote today!

The options to vote via the Internet or by Automated Touchtone are available 24 hours a day / 7 days a week.

INTERNET:	To vote online via the internet, go to www.proxydirect.com and enter the control number found on the reverse side of this proxy card.	NOTE: This proxy must be signed exactly as your name(s) appears hereon. If signing as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, partnership or other entity, please add titles as such. Joint owners must each sign. By signing this proxy card, you acknowledge that you have received the Proxy Statement that the proxy card accompanies.

AUTOMATED TOUCHTONE:	To cast your ballot by phone using touchtone, call toll-free at 1-800-337-3503 and follow the instructions. You must enter the control number found on the reverse side of your proxy card.
		Shareholder sign here	Date

MAIL:	To vote your proxy by mail, check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
		Joint owner sign here	Date

PHONE:
To cast your vote by phone with a proxy voting representative, call toll-free at 1-866-456-7938 and provide the representative with the control number found on the reverse side of this proxy card. Representatives are available to take your voting instructions 9:00 a.m. – 5:00 p.m. Eastern Time.

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. EVERY SHAREHOLDER'S VOTE IS IMPORTANT.

American Beacon Bridgeway Large Cap Growth II Fund (formerly the American Beacon Holland Large Cap Growth Fund), a series of American Beacon Funds

CONTROL NUMBER

You may receive more than one ballot if you have multiple investments in the American Beacon Bridgeway Large Cap Growth II Fund, please remember to vote all of your ballots!

Remember to sign and date the reverse side before mailing in your vote. This proxy card is valid only when signed and dated.

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST'S BOARD OF TRUSTEES. This proxy card, when properly executed, will be voted as instructed. If no specification is made, the proxy card will be voted "FOR" the Proposal. The proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Special Meeting.

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

THE TRUST'S BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE PROPOSAL BELOW.

To vote, please fill in box as shown using black or blue
ink or number 2 pencil.  ☒

	FOR	AGAINST	ABSTAIN
PROPOSAL

To approve the Plan of Reorganization and Termination, adopted by the Board of Trustees of the American Beacon Funds (the "Trust"), which provides for the reorganization of the American Beacon Bridgeway Large Cap Growth II Fund, a series of the Trust, into the American Beacon Bridgeway Large Cap Growth Fund, another series of the Trust.
	☐	☐	☐

THANK YOU FOR VOTING.